Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232

Hospitality Properties Trust Announces First Quarter 2016 Results

Normalized FFO for the First Quarter Increases 12% Year Over Year to $0.93 Per Share

First Quarter Comparable Hotel RevPAR Grows 4.4% Year Over Year

Newton, MA (May 10, 2016).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter ended March 31, 2016, compared to the results for the prior year comparable period:

	Three Months Ended March 31,
	2016	2015

	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$46,885	$36,415
Net income available for common shareholders per share (basic and diluted)	$0.31	$0.24
Adjusted EBITDA (1)	$187,963	$168,635
Normalized FFO available for common shareholders (1)	$140,414	$125,989
Normalized FFO available for common shareholders per share (diluted) (1)	$0.93	$0.83

Portfolio Performance
Comparable hotel RevPAR	$90.10	$86.31
Comparable hotel RevPAR growth	4.4%	-
RevPAR (all hotels)	$88.53	$86.21
RevPAR growth (all hotels)	2.7%	-
Coverage of HPT’s minimum returns and rents for hotels	0.95x	0.93x
Coverage of HPT’s minimum rents for travel centers	1.39x	1.92x

(1)   Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income to funds from operations, or FFO, and Normalized FFO available for common shareholders, for the quarters ended March 31, 2016 and 2015 appear later in this press release.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today’s announcement:

“We are pleased with the continued strong performance from our hotel and travel center portfolios which resulted in 12% FFO per share growth this quarter compared to last year.  Our comparable hotel RevPAR growth remains above historic long term average growth levels and exceeded the hotel industry’s performance for the thirteenth consecutive

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

quarter. Our results are especially noteworthy because they were achieved in the first calendar quarter which has historically produced weaker seasonal results at both our hotels and travel centers. This performance, coupled with our disciplined investment activity and favorable outlook gave HPT’s Board the confidence to recently increase HPT’s quarterly common dividend to $0.51 per share, or $2.04 per share per year.”

First Quarter Results and Recent Activities:

•          Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended March 31, 2016 was $46.9 million, or $0.31 per diluted share, compared to net income available for common shareholders of $36.4 million, or $0.24 per diluted share, for the quarter ended March 31, 2015.  The weighted average number of diluted common shares outstanding was 151.4 million and 150.9 million for the quarters ended March 31, 2016 and 2015, respectively.

•          Adjusted EBITDA: Adjusted EBITDA for the quarter ended March 31, 2016 compared to the same period in 2015 increased 11.5% to $188.0 million.

•          Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended March 31, 2016 were $140.4 million, or $0.93 per diluted share, compared to Normalized FFO available for common shareholders of $126.0 million, or $0.83 per diluted share for the quarter ended March 31, 2015. The 12% increase in Normalized FFO per diluted share is due primarily to the impact of HPT’s hotel and travel center acquisitions since January 1, 2015, the increase in returns realized due to the improvement in operating results at certain of HPT’s hotels, and increases in FF&E reserve income and deposits under HPT’s hotel operating agreements.

•          Comparable Hotel RevPAR:  For the quarter ended March 31, 2016 compared to the same period in 2015 for HPT’s 291 hotels that it owned continuously since January 1, 2015: average daily rate, or ADR, increased 4.0% to $124.79; occupancy increased 0.3 percentage points to 72.2%; and revenue per available room, or RevPAR, increased 4.4% to $90.10.

•          RevPAR (all hotels):  For the quarter ended March 31, 2016 compared to the same period in 2015 for HPT’s 305 hotels: ADR increased 3.6% to $124.16; occupancy decreased 0.6 percentage points to 71.3%; and RevPAR increased 2.7% to $88.53. Some of the hotels recently acquired are currently undergoing renovations.

•          Coverage of Minimum Returns and Rents: For the quarter ended March 31, 2016, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 0.95x from 0.93x for the quarter ended March 31, 2015.

For the quarter ended March 31, 2016, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.39x from 1.92x for the quarter ended March 31, 2015.

As of March 31, 2016, approximately 79% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•          Recent Property Acquisition Activities:  As previously disclosed, on February 1, 2016, HPT acquired two extended stay hotels with 262 combined suites located in Cleveland and Westlake, OH for an aggregate purchase price of

$12.0 million, excluding acquisition related costs.  HPT converted these hotels to the Sonesta ES Suites® hotel brand and added them to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

On March 16, 2016, HPT acquired the Kimpton Hotel Monaco, a full service lifestyle hotel with 221 rooms located in Portland, OR for a purchase price of $114.0 million, excluding acquisition related costs. HPT added this hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

On March 31, 2016, HPT acquired from TravelCenters of America LLC (NYSE: TA), or TA, a newly developed travel center in Hillsboro, TX for $19.7 million, excluding acquisition related costs. HPT added this TA branded travel center to its TA No. 4 lease.

•          Recent Financing Activities:  As previously disclosed, on February 3, 2016, HPT issued $750.0 million aggregate principal amount of unsecured senior notes in underwritten public offerings, which included: $400.0 million aggregate principal amount of 4.25% unsecured senior notes due 2021 and $350.0 million aggregate principal amount of 5.25% unsecured senior notes due 2026.  Net proceeds from these offerings of $731.5 million after original issue discounts and offering expenses were used to repay amounts outstanding under HPT’s unsecured revolving credit facility and for general business purposes.

On March 11, 2016, HPT redeemed at par plus accrued interest all $275.0 million of its 6.30% senior notes due 2016.

Tenants and Managers: As of March 31, 2016, HPT had nine operating agreements with seven hotel operating companies for 305 hotels with 46,347 rooms, which represented 66% of HPT’s total annual minimum returns and rents.

•          Marriott Agreements: During the three months ended March 31, 2016, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $68.4 million as of March 31, 2016 (approximately $17.1 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement may be limited to available hotel cash flow after payment of operating expenses and funding of the FF&E reserve.  During the three months ended March 31, 2016, HPT realized returns under its Marriott No. 1 agreement of $17.9 million.  HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.2 million as of March 31, 2016 (approximately $26.6 million per quarter). During the three months ended March 31, 2016, HPT realized returns under its Marriott No. 234 agreement of $26.6 million.  HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended March 31, 2016, HPT replenished the available security deposit by $0.8 million from a share of hotel cash flows in excess of the minimum returns due for the period. At March 31, 2016, the available security deposit from Marriott for the Marriott No. 234 agreement was $7.0 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls after the available security deposit is depleted. HPT’s Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended March 31, 2016 of $2.5 million was paid to HPT.

•          InterContinental Agreement: During the three months ended March 31, 2016, HPT realized returns and rents of $38.5 million under its agreement with subsidiaries of InterContinental which includes 94 hotels and requires annual minimum returns/rent to HPT of $160.3 million as of March 31, 2016 (approximately $40.1 million per quarter).  During the three months ended March 31, 2016, HPT replenished the available security deposit by $0.5 million from a share of hotel cash flows in excess of the returns and rents due for the period.  In connection with the acquisition of the Kimpton Hotel Monaco described above, InterContinental provided HPT $9.0 million of cash to supplement the existing security deposit. At March 31, 2016, the available InterContinental security deposit which HPT held to pay future payment shortfalls was $56.7 million.

•          Wyndham Agreement:  As of March 31, 2016, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham, requiring annual minimum returns of $26.7 million as of March 31, 2016 (approximately $6.7 million per quarter).  HPT also leases 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., a subsidiary of Wyndham, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter).  The guarantee provided by Wyndham with respect to the lease is unlimited.  The guarantee provided by Wyndham with respect to the management agreement is limited to $35.7 million and as of December 31, 2015, $4.0 million remained available to cover payment shortfalls of HPT’s minimum returns due under the management agreement.  During the three months ended March 31, 2016, the hotels under this agreement generated cash flows that were less than the minimum returns due to HPT and the remaining guaranty was depleted.  HPT currently expects that for the year ending December 31, 2016, the hotels under this agreement will produce cash flows in excess of the minimum returns due to HPT under the management agreement.  As of May 9, 2016, all amounts due to HPT under the management agreement and the lease have been paid to HPT.

•          Other Hotel Agreements: As of March 31, 2016, HPT’s remaining 67 hotels are operated under four agreements: one management agreement with Sonesta (33 hotels), requiring annual minimum returns of $84.0 million as of March 31, 2016 (approximately $21.0 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million as of March 31, 2016 (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million as of March 31, 2016 (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $7.6 million as of March 31, 2016 (approximately $1.9 million per quarter). Minimum returns and rents due to HPT are partially guaranteed under the Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under that agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended March 31, 2016 were paid to HPT.

•          Travel Center Agreements:  As of March 31, 2016, HPT had five leases with TA for 194 travel centers located along the U.S. Interstate Highway system requiring aggregate annual minimum rents of $261.1 million (approximately $65.3 million per quarter), which represent 34% of HPT’s total annual minimum returns and rents. As of March 31, 2016, all payments due to HPT from TA under these leases were current.

Conference Call:

On Tuesday, May 10, 2016, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss the results for the quarter ended March 31, 2016. The conference call telephone number is (877) 329-3720.  Participants calling from outside the United States and Canada should dial (412) 317-5434.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Tuesday, May 17, 2016.  To hear the replay, dial (412) 317-0088.  The replay pass code is 10084013.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2016 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (NASDAQ: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “MAY” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                AS OF MARCH 31, 2016, APPROXIMATELY 79% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF MARCH 31, 2016 WAS NOT GUARANTEED NOR DOES HPT HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO THE FUTURE PERFORMANCE OF HPT’S PROPERTIES AND WHETHER THEY WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT.  MOREOVER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•                HPT’S COMPARABLE REVPAR GROWTH HAS EXCEEDED THE HOTEL INDUSTRY’S PERFORMANCE FOR THIRTEEN CONSECUTIVE QUARTERS.  THIS STATEMENT MAY IMPLY THAT HPT’S COMPARABLE REVPAR WILL CONTINUE TO GROW AND EXCEED THE INDUSTRY’S PERFORMANCE.  HPT’S HOTEL BUSINESS IS SUBJECT TO VARIOUS RISKS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  THERE CAN BE NO ASSURANCE THAT HPT’S COMPARABLE REVPAR WILL CONTINUE TO GROW, OR THAT HPT’S REVPAR RESULTS WILL CONTINUE TO EXCEED THE INDUSTRY’S

PERFORMANCE. THE COMPARABLE REVPAR AT HPT’S HOTELS IN THE FUTURE MAY NOT EXCEED HOTEL INDUSTRY PERFORMANCE MEASURES AND IT MAY DECLINE,

•                HPT’S QUARTERLY DIVIDEND WAS RECENTLY INCREASED TO $0.51 PER SHARE ($2.04 PER SHARE PER YEAR. A POSSIBLE IMPLICATION OF THIS STATEMENT IS THAT HPT WILL CONTINUOUSLY PAY QUARTERLY DIVIDENDS OF $0.51 PER SHARE PER QUARTER OR $2.04 PER SHARE PER YEAR IN THE FUTURE. HPT’S DIVIDEND RATES ARE SET AND RESET FROM TIME TO TIME BY HPT’S BOARD OF TRUSTEES. HPT’S BOARD CONSIDERS MANY FACTORS WHEN SETTING DIVIDEND RATES INCLUDING HPT’S HISTORICAL AND PROJECTED INCOME, NORMALIZED FFO, THE THEN CURRENT AND EXPECTED NEEDS AND AVAILABILITY OF CASH TO PAY HPT’S OBLIGATIONS, DISTRIBUTIONS WHICH MAY BE REQUIRED TO BE PAID TO MAINTAIN HPT’S TAX STATUS AS A REIT AND OTHER FACTORS DEEMED RELEVANT BY HPT’S BOARD OF TRUSTEES IN ITS DISCRETION. ACCORDINGLY, FUTURE DIVIDEND RATES MAY BE INCREASED, DECREASED OR EVEN ELIMINATED AND THERE IS NO ASSURANCE AS TO THE RATE AT WHICH FUTURE DIVIDENDS WILL BE PAID, AND

•                HPT CURRENTLY EXPECTS THAT ITS HOTELS MANAGED BY WYNDHAM WILL PRODUCE CASH FLOWS IN EXCESS OF THE MINIMUM RETURNS DUE TO HPT DURING 2016. WYNDHAM’S MANAGEMENT OF HPT’S HOTELS HAS HISTORICALLY NOT PRODUCED CASH FLOWS EQUAL TO OR IN EXCESS OF THE MINIMUM RETURNS CONTRACTUALLY DUE TO HPT AND THE FULL AMOUNT OF WYNDHAM’S CONTRACTUAL GUARANTEE WAS DEPLETED DURING THE QUARTER ENDED MARCH 31, 2016. THERE IS NO ASSURANCE THAT WYNDHAM’S MANAGEMENT OF HPT OWNED HOTELS WILL PRODUCE THE CONTRACTUAL MINIMUM RETURNS DUE TO HPT AND HPT DOES NOT KNOW WHETHER WYNDHAM WILL PAY THE MINIMUM RETURNS DESPITE THE DEPLETED GUARANTEE OR IF WYNDHAM WILL DEFAULT THE PAYMENTS DUE TO HPT.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Hotel operating revenues (1)	$396,503	$369,596
Rental income (2) (3)	76,259	64,751
FF&E reserve income (4)	1,356	1,165
Total revenues	474,118	435,512

Expenses:
Hotel operating expenses (1)	276,305	257,658
Depreciation and amortization	87,271	78,969
General and administrative (5)	16,023	21,304
Acquisition related costs (6)	612	338
Total expenses	380,211	358,269

Operating income	93,907	77,243

Interest income	98	11
Interest expense (including amortization of debt issuance costs and debt discounts of $1,865 and $1,458, respectively)	(41,586)	(35,454)
Loss on early extinguishment of debt (7)	(70)	-
Income before income taxes and equity in earnings of an investee	52,349	41,800
Income tax expense	(375)	(291)
Equity in earnings of an investee	77	72
Net income	52,051	41,581
Preferred distributions	(5,166)	(5,166)
Net income available for common shareholders	$46,885	$36,415

Weighted average common shares outstanding (basic)	151,402	149,792
Weighted average common shares outstanding (diluted)	151,415	150,906

Net income available for common shareholders per common share:
Basic and diluted	$0.31	$0.24

See Notes on pages 9 and 10

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

		Three Months Ended March 31,
		2016	2015
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (8)
Net income available for common shareholders		$46,885	$36,415
Add:	Depreciation and amortization	87,271	78,969
FFO available for common shareholders		134,156	115,384
Add:	Acquisition related costs (6)	612	338
	Estimated business management incentive fees (5)	5,316	9,027
	Loss on early extinguishment of debt (7)	70	-
	Deferred percentage rent (3)	260	1,240
Normalized FFO available for common shareholders		$140,414	$125,989

Weighted average common shares outstanding (basic)		151,402	149,792
Weighted average common shares outstanding (diluted)		151,415	150,906

Basic and diluted per common share amounts:
	FFO available for common shareholders (basic)	$0.89	$0.77
	FFO available for common shareholders (diluted)	$0.89	$0.76
	Normalized FFO available for common shareholders (basic)	$0.93	$0.84
	Normalized FFO available for common shareholders (diluted)	$0.93	$0.83

		Three Months Ended March 31,
		2016	2015
Calculation of EBITDA and Adjusted EBITDA: (9)
Net income		$52,051	$41,581
Add:	Interest expense	41,586	35,454
	Income tax expense	375	291
	Depreciation and amortization	87,271	78,969
EBITDA		181,283	156,295
Add:	Acquisition related costs (6)	612	338
	General and administrative expense paid in common shares (10)	422	1,735
	Estimated business management incentive fees (5)	5,316	9,027
	Loss on early extinguishment of debt (7)	70	-
	Deferred percentage rent (3)	260	1,240
Adjusted EBITDA		$187,963	$168,635

See Notes on pages 9 and 10

(1)            At March 31, 2016, HPT owned 305 hotels; 302 of these hotels are managed by hotel operating companies and three hotels are leased to hotel operating companies. At March 31, 2016, HPT also owned 194 travel centers; all 194 of these travel centers are leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $16,429 and $15,492 less than the minimum returns due to HPT in the three months ended March 31, 2016 and 2015, respectively.  When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses.  Hotel operating expenses were reduced by $4,377 and $4,006 in the three months ended March 31, 2016 and 2015, respectively, as a result of such fundings.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $12,052 and $11,486 in the three months ended March 31, 2016 and 2015, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Sonesta.  Certain guarantee payments and the amounts of certain security deposits received by HPT may be replenished by future cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements.  When HPT’s guarantees and its security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  Hotel operating expenses have increased by $2,522 and $3,351 in the three months ended March 31, 2016 and 2015, respectively, as a result of such replenishments.

(2)            Rental income includes $3,752 and $545 in the three months ended March 31, 2016 and 2015, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)            In calculating net income in accordance with GAAP, HPT generally recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. HPT includes estimated amounts of percentage rent in the calculation of Normalized FFO and Adjusted EBITDA for each quarter of the year. The fourth quarter Normalized FFO and Adjusted EBITDA calculations exclude the estimated amounts of percentage rent recognized during the first three quarters.

(4)            Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its tenants into the escrow accounts under its three hotel leases as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(5)            Incentive fees under HPT’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter.  Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the actual incentive fee expense amount for the year is determined. HPT recorded $5,316 and $9,027 of estimated incentive fees during the three months ended March 31, 2016 and 2015, respectively.

HPT recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price HPT paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035, the then 20 year life of HPT’s business management agreement with the operating subsidiary of RMR as a reduction to business management fees, which are included in general and administrative expense. General and administrative expense was reduced by $896 during the three months ended March 31, 2016 as a result of this amortization.

(6)            Represents costs associated with HPT’s acquisition activities.

(7)            HPT recorded a $70 loss on early extinguishment of debt in the first quarter of 2016 in connection with the redemption of certain senior unsecured notes.

(8)            HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes estimated percentage rent in the period to which HPT estimates that it relates rather than when it is recognized as income in accordance with GAAP, HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and HPT excludes acquisition related costs and loss on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its unsecured revolving credit facility and unsecured term loan agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income available for common shareholders, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, net income available for common shareholders, operating income and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and condensed consolidated statements of cash flows.  Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(9)            HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance.  EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, net income available for common shareholders, operating income and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and condensed consolidated statements of cash flows.  Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(10)     Amounts represent the portion of business management fees that were payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.  Beginning June 1, 2015, all business management fees are paid in cash.

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS

Real estate properties:
Land	$1,544,954	$1,529,004
Buildings, improvements and equipment	6,898,854	6,740,423
Total real estate properties, gross	8,443,808	8,269,427
Accumulated depreciation	(2,290,066)	(2,218,499)
Total real estate properties, net	6,153,742	6,050,928
Cash and cash equivalents	15,816	13,682
Restricted cash (FF&E reserve escrow)	55,891	51,211
Due from related persons	55,517	50,987
Other assets, net	251,174	227,989
Total assets	$6,532,140	$6,394,797

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$230,000	$465,000
Unsecured term loan, net	397,922	397,756
Senior unsecured notes, net	2,861,294	2,403,439
Convertible senior unsecured notes	8,478	8,478
Security deposits	63,831	53,579
Accounts payable and other liabilities	150,416	179,783
Due to related persons	14,172	69,514
Dividends payable	5,166	5,166
Total liabilities	3,731,279	3,582,715

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 151,547,288 shares issued and outstanding	1,515	1,515
Additional paid in capital	4,165,982	4,165,911
Cumulative net income	2,933,708	2,881,657
Cumulative other comprehensive income (loss)	2,074	(15,523)
Cumulative preferred distributions	(326,479)	(321,313)
Cumulative common distributions	(4,256,046)	(4,180,272)
Total shareholders’ equity	2,800,861	2,812,082
Total liabilities and shareholders’ equity	$6,532,140	$6,394,797